                                                                    Exhibit 99.1

                           SPECIAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for The St. Paul Companies, Inc. Special Meeting of Shareholders on March 19, 2004 at 10:00 a.m. (Central Time) at The St. Paul Companies, Inc. Corporate Headquarters, 385 Washington
Street, St. Paul, MN.

1. To gain entrance to the meeting, you must present this admission ticket or evidence of ownership of The St. Paul Companies, Inc. stock and a photo I.D.

2. Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except those as may be employed by St. Paul to provide a record of the proceedings.

3. The business of the meeting is set forth in the Proxy Statement. Whether or not you plan to attend the meeting, please sign, date and return the Proxy Card in the envelope provided, or you may vote by telephone or Internet. If you are a record holder and wish to change your vote or have not voted by Proxy, a ballot will be distributed to you at the meeting.

4. Time has been reserved at the end of the meeting for shareholder questions that relate to matters on the agenda for the Special Meeting. If you want to speak, please go the nearest microphone, state your name and confirm that you are a shareholder before asking your question. Please direct all questions to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.


5. Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or company representative, and St. Paul will respond promptly after the meeting.


6. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedural issues that may arise.

                          THE ST. PAUL COMPANIES, INC.


                        SPECIAL MEETING OF SHAREHOLDERS


                                 MARCH 19, 2004
                            10:00 A.M. (CENTRAL TIME)
                          THE ST. PAUL COMPANIES, INC.
                             CORPORATE HEADQUARTERS
                              385 WASHINGTON STREET
                            ST. PAUL, MINNESOTA 55102

THE ST. PAUL COMPANIES, INC.
385 WASHINGTON STREET, ST. PAUL, MINNESOTA 55102                      PROXY FORM

The undersigned appoints Jay S. Fishman, John A. MacColl and Bruce A. Backberg, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the Special Meeting of Shareholders of The St. Paul Companies, Inc. at The St. Paul Companies, Inc. Corporate Headquarters, 385 Washington Street, St. Paul, Minnesota at 10:00 a.m., Central Time, on March 19, 2004 and any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ST. PAUL COMPANIES, INC.


(IN ADDITION TO THE SHARES HELD IN THE NAME OF THE SHAREHOLDER(S), THE NUMBER OF SHARES SHOWN ON THE REVERSE SIDE HEREOF WILL INCLUDE ANY SHARES PURCHASED FOR THE SHAREHOLDER(S) IN ST. PAUL'S DIVIDEND REINVESTMENT PLAN AND HELD BY WELLS FARGO BANK MINNESOTA, N.A. UNDER THE PLAN.)


                      See reverse for voting instructions

                                                                       COMPANY #

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ST. PAUL
                                COMPANIES, INC.


THE ST. PAUL COMPANIES, INC.                                     SPECIAL MEETING
385 WASHINGTON STREET, ST. PAUL, MN                             ADMISSION TICKET

Admission ticket for The St. Paul Companies, Inc. Special Meeting of Shareholders, March 19, 2004 at 10:00 a.m. (Central Time) at The St. Paul Companies, Inc. Corporate Headquarters, 385 Washington Street, St. Paul, MN.

                                                                ADMISSION TICKET

PLEASE PRESENT THIS TICKET AND A PHOTO I.D. FOR ADMITTANCE OF SHAREHOLDER(S) NAMED ABOVE.
Admittance will be based upon availability of seating.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE OR INTERNET VOTE AUTHORIZES JAY S. FISHMAN, JOHN A. MACCOLL AND BRUCE A. BACKBERG, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY FORM.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE


- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 noon (Central Time) on March 18, 2004.


- Please have your proxy card available and follow the simple instructions the voice prompt provides.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/SPC/ -- QUICK *** EASY *** IMMEDIATE


- Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 noon (Central Time) on March 18, 2004.


- Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL


Mark, sign, and date your proxy card and return it in the postage-paid envelope provided; or return it to THE ST. PAUL COMPANIES, INC., c/o Shareowner Services, Wells Fargo Bank Minnesota, N.A., P.O. Box 64873, St. Paul, Minnesota 55164-0873.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY FORM

                             - Please detach here -

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.


1. To act on the proposal to issue shares of        For      Against    Abstain
   St. Paul's common stock in connection with       [ ]        [ ]        [ ]
   the transaction contemplated by the Agreement and Plan of Merger dated as of November 16, 2003, as amended, among St. Paul, Travelers
   Property Casualty Corp. and a subsidiary of St. Paul.



2. To act on the proposal to amend St. Paul's       For      Against    Abstain
   bylaws in connection with the transaction, as    [ ]        [ ]        [ ]
   described in the accompanying joint proxy statement/prospectus.



3. To act on the proposal to amend St. Paul's       For      Against    Abstain
   articles of incorporation in connection with     [ ]        [ ]        [ ]
   the transaction, as described in the
   accompanying joint proxy statement/prospectus.



4. To act on the proposal to amend St. Paul's       For      Against    Abstain
   articles of incorporation to reduce the          [ ]        [ ]        [ ]
   shareholder approval required for certain future fundamental actions, as described in the accompanying joint proxy statement/prospectus.



Each of Items 1, 2 and 3 are conditioned upon one another and the approval of each such proposal is a condition to completion of the transaction. None of the Issuance of St. Paul common stock in connection with the transaction, the amendment of the St. Paul bylaws in connection with the transaction or the amendment of the St. Paul articles of Incorporation in connection with the transaction will take place unless all three of these proposals are approved by the St. Paul shareholders and transaction is completed. Approval of Item 4 is not required to approve any of the other proposals. However, it is a condition to the amendment described in Item 4 that the transaction occurs.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]            Indicate changes below:



Date
    --------------------------



--------------------------------------------------------------------------------
Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. A corporation should provide full corporate name and title of authorized officer signing the proxy.